EXECUTION VERSION
Exhibit 10.5
INTERCREDITOR AGREEMENT
          INTERCREDITOR AGREEMENT dated as of December 15, 2006, among PNC Bank, National Association (“PNC”), as First-Lien Agent, Wells Fargo Bank, National Association, as Trustee, GeoKinetics Inc., a Delaware corporation (the “Company”), and each Subsidiary of the Company listed on the signature pages hereof.
          A. The Company is party to the Amended and Restated Revolving Credit, Capex Loan and Security Agreement as dated as of December 15, 2006, (as Amended and Refinanced from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company, the lenders party thereto from time to time, and PNC, as administrative and collateral agent.
          B. The Company is also party to the Indenture dated as of December 15, 2006, (as Amended and Refinanced from time to time, the “Notes Indenture”), among the Company, certain Subsidiaries of the Company and Wells Fargo Bank, National Association, as trustee.
          C. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Senior Lenders (as hereunder defined) under the Credit Agreement, and the initial purchase of the Notes that the First-Lien Agent, the Trustee, the Company and certain of its Subsidiaries shall have executed and delivered this Agreement.
          Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          Section 1. Definitions.
          1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
          “as Amended and Refinanced” shall mean and include, in respect of any Indebtedness, (a) such Indebtedness as extended, renewed, defeased, amended, modified, supplemented, restated, restructured, refinanced, replaced, refunded or repaid, and (b) any other Indebtedness issued in exchange or replacement for or to refinance such Indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity.
          “Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.
          “Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Senior Lender Collateral and Noteholder Collateral.

          “Company” shall have the meaning set forth in the preamble.
          “Comparable Noteholder Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Noteholder Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.
          “Credit Agreement” shall have the meaning set forth in the recitals.
          “Deposit Account” shall have the meaning set forth in the Uniform Commercial Code.
          “Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.
          “DIP Financing” shall have the meaning set forth in Section 6.1.
          “Discharge of Senior Lender Claims” shall mean payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all Obligations in respect of all outstanding First-Lien Indebtedness and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder; provided that the Discharge of Senior Lender Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First-Lien Indebtedness that constitutes an exchange or replacement for or a refinancing of such Obligations or Senior Lender Claims.
          “Enforcement Action” means:
          (a) notifying any obligors to direct payments, in respect of receivables that are subject to Liens, to a creditor or directly collecting accounts receivables that are subject to Liens or other payment rights of the Company or any Subsidiary that are subject to Liens; and
          (b) exercising any rights or remedies (including any right of set-off or recoupment) with respect to any Common Collateral or taking any steps, proceedings or actions action whatsoever whether at law(including, without limitation, under the Uniform Commercial Code or any other personal property security act) or under any Noteholder Collateral Documents or Senior Collateral Documents, in any such case, to enforce all or any of such documents or any other rights with respect to any Common Collateral (including any steps, proceedings or actions to foreclose upon, or to take possession of or to sell all or any of the Common Collateral, or any other enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien, whether arising pursuant to any such documents in connection with a judgment against the Company or any Subsidiary or otherwise.)
          “First-Lien Agent” shall mean PNC, in its capacity as administrative agent and collateral agent for the Senior Lenders under the Credit Agreement and the other Senior Lender Documents entered into pursuant to the Credit Agreement, together with its successors and permitted assigns under the Credit Agreement exercising substantially the same rights and powers.

          “First-Lien Indebtedness” shall mean all Obligations arising under the Credit Agreement or any other Senior Lender Document, whether or not such Obligations constitute Indebtedness, including, without limitation, Obligations under any credit agreement that evidences any other First-Lien Indebtedness as Amended and Refinanced.
          “Grantors” shall mean the Company and each of the Company’s Subsidiaries that has executed and delivered a Noteholder Collateral Document or a Senior Collateral Document.
          “Indebtedness” shall mean and include all obligations that constitute “Indebtedness” as defined in the Credit Agreement or “Indebtedness” as defined in the Notes Indenture.
          “Indenture Secured Parties” shall mean the Persons holding Noteholder Claims, including the Trustee.
          “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
          “Lien” shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.
          “Noteholder Claims” shall mean all Obligations in respect of the Notes or arising under the Noteholder Documents or any of them, including all fees and expenses of the Trustee thereunder.
          “Noteholder Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Claim pursuant to the Noteholder Collateral Documents.
          “Noteholder Collateral Documents” shall mean the Noteholder Security Agreement and any other security agreement, assignment or other agreement, document or instrument pursuant to which a Lien is granted by any Grantor or other Person to secure any Noteholder Claims or under which rights or remedies with respect to any such Lien are governed.
          “Noteholder Documents” shall mean (a) the Notes Indenture, the Notes, the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Obligations thereunder.
          “Noteholder Security Agreement” shall mean the Security Agreement dated as of December 15, 2006, among the Company, the other Grantors and the Trustee.
          “Notes” shall mean (a) the initial $100 million in aggregate principal amount of second-priority senior secured notes due December 15, 2012 issued pursuant to the Notes Indenture, and (b) any additional notes issued under the Notes Indenture by the Company.
          “Notes Indenture” shall have the meaning set forth in the recitals.
          “Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Lender Document or Noteholder Document include (a) the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding), letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Lender or Indenture Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.
          “Officers’ Certificate” shall have the meaning set forth in the Notes Indenture.
          “Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
          “Pledged Collateral” shall mean the Common Collateral in the possession of the First-Lien Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.
          “Required Lenders” shall mean, with respect to any Credit Agreement, those Senior Lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Credit Agreement).
          “Second Lien Option Period” means the period (x) commencing on the earliest to occur of (i) the date of the commencement of an Insolvency or Liquidation Proceeding of any Grantor, or (ii) the date on which any holder of the Notes receives notice of: (1) the acceleration of the Obligations in respect of the First-Lien Indebtedness based on an Event of Default under the Senior Lender Documents, (2) a motion seeking to sell substantially all of the assets of the

Loan Parties under section 363 of the Bankruptcy Code; or (3) the commencement of any action taken by the First-Lien Agent to foreclose on all or a material portion of the Common Collateral, and (y) ending on the date which is thirty (30) Business Days thereafter.
          “Second-Priority Agent” shall mean the Trustee as agent for the Indenture Secured Parties.
          “Second-Priority Designated Agent” shall mean such agent or trustee as is designated “Second-Priority Designated Agent” by the Indenture Secured Parties holding a majority in principal amount of the Noteholder Claims then outstanding; it being understood that as of the date of this agreement and for so long as any Noteholder Claims remain outstanding, the Trustee shall be so designated Second-Priority Designated Agent.
          “Second-Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Noteholder Claims.
          “Second-Priority Lien Enforcement Period” means any period beginning on the date which is 135 days after the occurrence of (i) an Event of Default under the Notes Indenture and (ii) the First-Lien Agent’s receipt of written notice from the Second-Priority Agent or any holder of the Notes certifying that (x) an Event of Default under the Notes Indenture has occurred and is continuing and (y) the Notes are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the Notes Indenture and ending on the date the Notes are repaid in full or the acceleration of the Notes is rescinded in accordance with the terms of the Notes Indenture; provided that the Second Lien Enforcement Period shall be suspended (1) at any time the First-Lien Agent or the Senior Lenders have commenced and are diligently pursuing in good faith the exercise of their default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement of their Liens on, all or a material portion of the Common Collateral.
          “Securities Account” shall have the meaning set forth in the Uniform Commercial Code.
          “Senior Collateral Documents” shall mean the portions of the Credit Agreement, and any other security agreement, mortgage or other agreement, document or instrument, pursuant to which a Lien is now or hereafter granted securing any Senior Lender Claims or under which rights or remedies with respect to such Liens are at any time governed.
          “Senior Lender Claims” shall mean all First-Lien Indebtedness outstanding. Senior Lender Claims shall include all interest and expenses accrued or accruing (or that would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the relevant Senior Lender Document whether or not the claim for such interest or expenses is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding.
          “Senior Lender Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Lender Claim.

          “Senior Lender Documents” shall mean the Credit Agreement, the Senior Collateral Documents and each of the other agreements, documents and instruments providing for, evidencing or securing any Obligation under the Credit Agreement and any other related document or instrument executed or delivered pursuant to any Senior Lender Document at any time or otherwise evidencing or securing any Indebtedness arising under any Senior Lender Document.
          “Senior Lenders” shall mean the Persons holding Senior Lender Claims.
          “Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Credit Agreement.
          “Trustee” shall mean Wells Fargo Bank, National Association, in its capacity as trustee under the Notes Indenture and collateral agent under the Noteholder Collateral Documents, and its permitted successors.
          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.
          1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 2. Lien Priorities.
          2.1. Subordination of Liens. Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to the Indenture Secured Parties on the Common Collateral or of any Liens granted to the First-Lien Agent or the Senior Lenders on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law or the Noteholder Collateral Documents or the Senior Lender Documents or any other circumstance whatsoever, each Second-Priority Agent, on behalf of itself and each Indenture Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Lender Claims now or hereafter held (or purported to be held) by or on behalf of the First-Lien Agent or any Senior Lenders or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise (whether perfected or unperfected), shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Noteholder Claims and (b) any Lien on the Common Collateral (whether perfected or unperfected) securing (or purported to be securing) any Noteholder Claims now or hereafter held by or on behalf of the Trustee or any Indenture Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Lender Claims. All Liens on the Common Collateral securing any Senior Lender Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Noteholder Claims for all purposes, whether or not such Liens securing any Senior Lender Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
          2.2. Prohibition on Contesting Liens. Each Second-Priority Agent, for itself and on behalf of each Indenture Secured Party, and the First-Lien Agent, for itself and on behalf of each Senior Lender, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority, validity or enforceability of (a) a Lien securing any Senior Lender Claims held (or purported to be held) by or on behalf of the First-Lien Agent or any of the Senior Lenders or any agent or trustee therefor in any Senior Lender Collateral or (b) a Lien securing any Noteholder Claims held (or purported to be held) by or on behalf of any Indenture Secured Party in the Common Collateral, as the case may be.
          2.3. No New Liens. So long as the Discharge of Senior Lender Claims has not occurred, the parties hereto agree that, after the date hereof, if any Second-Priority Agent shall hold any Lien on any assets of the Company or any other Grantor securing any Noteholder Claims that are not also subject to the first-priority Lien in respect of the Senior Lender Claims under the Senior Lender Documents, such Second-Priority Agent shall notify the First-Lien Agent promptly upon becoming aware thereof and, upon demand by the First-Lien Agent or the Company, (a) such Second-Priority Agent will assign or release such Lien and the benefits thereof to the First-Lien Agent (and/or its designee) as security for the applicable Senior Lender Claims (in the case of an assignment, each Second-Priority Agent may retain a junior lien on such assets subject to the terms hereof), and (b) the applicable Grantor will grant to the First-Lien Agent, for the benefit of the Senior Lenders, a first-priority Lien on such collateral pursuant to the Senior Collateral Documents.
          2.4. Perfection of Liens. Neither the First-Lien Agent nor the Senior Lenders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Priority Agents and the Indenture Secured Parties. The provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Senior Lenders and the Indenture Secured Parties and shall not impose on the First-Lien Agent, any Second-Priority Agent, the Indenture Secured Parties or the Senior Lenders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

          Section 3. Enforcement.
          3.1. Exercise of Remedies.
          (a) So long as the Discharge of Senior Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second-Priority Agent or any Indenture Secured Party will (x) commence any Enforcement Action, (y) contest, protest or object to any Enforcement Action brought with respect to the Common Collateral by the First-Lien Agent or any Senior Lender in respect of the Senior Lender Claims, or (z) object to the forbearance by the Senior Lenders from bringing or pursuing any Enforcement Action and (ii) except as otherwise provided herein, the First-Lien Agent and the Senior Lenders shall have the exclusive right to commence any Enforcement Action and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second-Priority Agent or any Indenture Secured Party; provided, however, that (A) each Second-Priority Agent and each Indenture Secured Party may file a proof of claim or take any other action with respect to the Noteholder Claims required in connection with the preservation, validity and establishment of such Claim, including in any Insolvency or Liquidation Proceeding, (B) each Second-Priority Agent and each Indenture Secured Party may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Lender Claims, or the rights of the First-Lien Agent or the Senior Lenders to exercise remedies in respect thereof) in order to create, preserve or protect its rights in, and the perfection (other than by possession thereof) and priority of its Lien on, the Common Collateral except for the perfection of Liens in any Common Collateral in which the Lien of the First-Lien Agent in respect of the Senior Claims is not perfected, (C) each Second-Priority Agent and each Indenture Secured Party may seek equitable relief (whether by any of injunction, specific performance or otherwise) to enforce its rights under the Noteholder Collateral Documents, provided such action does not adversely affect the Liens securing the Senior Lender Claims or the rights of the First-Lien Agent or the Senior Lenders to exercise their remedies in respect thereof, (D) each Second-Priority Agent and each Indenture Secured Party may take any action against any Person relating to the rights and powers of such Person with respect to the sale or disposition of any Common Collateral (other than a sale in which the Lien of such First-Lien Agent or Indenture Secured Party in such Common Collateral shall be released as provided herein) and (E) each Second-Priority Agent may take any or all actions and exercise any or all rights or remedies permitted under the Noteholder Collateral Documents or applicable law with respect to the Common Collateral during any Second-Priority Lien Enforcement Period which is not suspended. In exercising rights and remedies with respect to the Senior Lender Collateral, the First-Lien Agent and the Senior Lenders may enforce the provisions of the Senior Lender Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.
          (b) So long as the Discharge of Senior Lender Claims has not occurred, except as specifically provided in Section 3.1(a), each Second-Priority Agent, on behalf of itself and each

Indenture Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Common Collateral or other collateral in respect of the Noteholder Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lender Claims has occurred, except as expressly provided in Section 3.1(a), the sole right of the Second-Priority Agents and the Indenture Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the Noteholder Claims pursuant to the Noteholder Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lender Claims has occurred.
          (c) Each Second-Priority Agent, for itself and on behalf of each Indenture Secured Party, agrees that no Second-Priority Agent or Indenture Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Lien Agent or the Senior Lenders with respect to the Common Collateral or any other collateral under the Senior Loan Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second-Priority Agent, for itself and on behalf of each Indenture Secured Party, hereby waives any and all rights it or any Indenture Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Lien Agent or the Senior Lenders seek to enforce or collect the Senior Lender Claims or the Liens granted in any of the Senior Lender Collateral.
          (d) Each Second-Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Noteholder Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the Senior Lenders with respect to the Senior Lender Collateral as set forth in this Agreement and the Senior Lender Documents.
          3.2. Cooperation. Subject to Section 3.1(a), each Second-Priority Agent, on behalf of itself and each Indenture Secured Party, agrees that, unless and until the Discharge of Senior Lender Claims has occurred, it will not commence, or join with any Person (other than the Senior Lenders and the First-Lien Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Noteholder Documents or otherwise in respect of the Noteholder Claims.
          Section 4. Payments.
          4.1. Application of Proceeds. So long as the Discharge of Senior Lender Claims has not occurred, the Common Collateral and any other collateral in respect of the Noteholder Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies, shall be applied by the First-Lien Agent to the Senior Lender Claims in such order as specified in the relevant Senior Lender Documents until the Discharge of Senior Lender Claims has occurred. Upon the Discharge of Senior Lender Claims, subject to Section 5.7 hereof, the First-Lien Agent shall deliver promptly to the Second-Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second-Priority Designated Agent ratably to the Noteholder Claims in such order as specified in the Noteholder Documents.
          4.2. Payments Over. Any Common Collateral or other collateral in respect of the Noteholder Claims or proceeds thereof received by any Second-Priority Agent in connection with the exercise of any right or remedy (including setoff) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Lender Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the First-Lien Agent (and/or its designees) for the benefit of the Senior Lenders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for any Second-Priority Agent or any Indenture Secured Party. This authorization is coupled with an interest and is irrevocable.
          Section 5. Other Agreements.
          5.1. Releases.
          (a) (i) (A) If, at any time any Grantor or the holder of any Senior Lender Claim delivers notice to the Second-Priority Agent that (A) any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of by the owner of such Common Collateral in a transaction permitted under the Credit Agreement and the Notes Indenture; or
(B)	if at any time the Company delivers a written notice to each Second-Priority Agent in accordance with the Notes Indenture that any Grantor has been designated as an Unrestricted Subsidiary (as defined in the Notes Indenture and in accordance therewith) and that the Common Collateral granted by such Grantor as well as the equity interests of such Grantor which constitute Common Collateral and, which in each case, are subject to a lien in favor of such Second-Priority Agent pursuant to the Noteholder Collateral Documents should be released therefrom pursuant to this Section 5.1(a);
then (except if any Insolvency or Liquidation Proceeding is pending at the time and the First-Lien Agent is subject to a stay of any Enforcement Action) the Liens in favor of the Indenture Secured Parties upon such Collateral will automatically be released and discharged, provided, in the case of clause (B) above, as and when, but only to the extent, such Liens on such Collateral securing Senior Lender Claims are released and discharged.
     (ii) If at any time the Company delivers a written notice to each Second-Priority Agent in accordance with the Notes Indenture that a Grantor which is a Guarantor under the Notes Indenture has been released from the Guaranty under the

Notes Indenture in accordance with the terms thereof and that the Common Collateral granted by such Grantor as well as the equity interests of such Grantor which constitute Common Collateral and which in each case are subject to a lien in favor of such Second-Priority Agent pursuant to the Noteholder Collateral Documents should be released therefrom pursuant to this Section 5.1(a), then (except if any Insolvency or Liquidation Proceeding is pending at the time and the First-Lien Agent is subject to a stay of any Enforcement Action) the Liens in favor of the Indenture Secured Parties upon such Collateral will automatically be released and discharged as and when such Grantor has been released from such Guaranty and such Liens on such Collateral securing Senior Lender Claims are released and discharged.
     (iii) If at any time the First-Lien Agent delivers a written notice to each Second-Priority Agent in accordance with the terms hereof that any Common Collateral has been sold pursuant to an Enforcement Action and pursuant to which, the Liens on such Common Collateral securing Senior Lender Claims are released and discharged and the proceeds thereof are applied to pay Senior Lender Claims (with any excess proceeds being applied to pay Noteholder Priority Claims or to be part of the Noteholder Collateral) and that the Liens of such Second-Priority Agent on such Common Collateral should be released therefrom pursuant to this Section 5.1(a), then (except if any Insolvency or Liquidation Proceeding is pending at the time and the First-Lien Agent is subject to a stay of any Enforcement Action) the Liens in favor of the Indenture Secured Parties upon such Collateral will automatically be released and discharged upon the consummation of such sale, provided, however, if such sale is to one or more of the Senior Lenders, such Liens shall not be released until such Common Collateral is sold or otherwise disposed of to any Person or Persons who is not a Senior Lender.
     (iv) Upon the sale of any Common Collateral pursuant to an order of a bankruptcy court having competent jurisdiction, which approves such sale free and clear of Liens, the Liens in favor of the Indenture Secured Parties upon such Collateral will automatically be released and discharged upon the effectiveness of such order.
          Upon delivery to each Second-Priority Agent of a notice from the First-Lien Agent stating that any release of Liens securing or supporting the Senior Lender Claims has become effective (or shall become effective upon each Second-Priority Agent’s release), each Second-Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms. In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Priority Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of Senior Lender Claims is released and discharged.
          (b) Each Second-Priority Agent, for itself and on behalf of each Indenture Secured Party, hereby irrevocably constitutes and appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney- in-fact with full irrevocable power and authority in the place and stead of each Second-Priority Agent or such holder or in the First-Lien Agent’s own name, from time to time in the First-Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.
          (c) Unless and until the Discharge of Senior Lender Claims has occurred, each Second-Priority Agent, for itself and on behalf of each Indenture Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral to the repayment of Senior Lender Claims pursuant to the Credit Agreement; provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second-Priority Agents or the Indenture Secured Parties to receive payments in connection with the Noteholder Claims not otherwise in contravention of this agreement.
          5.2. Insurance. Unless and until the Discharge of Senior Lender Claims has occurred, the First-Lien Agent and the Senior Lenders shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Lender Documents, to adjust settlement for any insurance policy covering the Common Collateral in respect of the Noteholder Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral. Unless and until the Discharge of Senior Lender Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Lender Claims, to the First-Lien Agent for the benefit of Senior Lenders pursuant to the terms of the Senior Lender Documents, (b) second, after the occurrence of the Discharge of Senior Lender Claims, to the Second-Priority Agents for the benefit of the Indenture Secured Parties pursuant to the terms of the Noteholder Documents and (c) third, if no Second-Priority Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second-Priority Agent or any Indenture Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Section 4.2.
          5.3. Amendments to Noteholder Collateral Documents.
          (a) Each Second-Priority Agent agrees that each material Noteholder Collateral Document shall include the following language (or language to similar effect):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to PNC, as agent (and its permitted successors), for the benefit of the lenders referred to below, pursuant to the Amended and Restated Revolving Credit, Capex Loan and Security Agreement dated as of December 15, 2006 (as amended, restated, supplemented, modified, or replaced from time to time), among GeoKinetics, Inc., the other “Borrowers” referred to therein, the lenders party thereto and PNC, as administrative and collateral agent, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of December 15, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor

Agreement”), by and among PNC, as First-Lien Agent, GeoKinetics, Inc., certain subsidiaries thereof and the Collateral Agent hereunder. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”
          (b) In the event that the First-Lien Agent or the Senior Lenders under the Credit Agreement enter into any amendment, waiver or consent in respect of or replace any of the Senior Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the First-Lien Agent, the Senior Lenders, the Company or any other Grantor thereunder (excluding the release of any Liens in Senior Lender Collateral not otherwise permitted hereunder or the Noteholder Documents), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Noteholder Collateral Document without the consent of any Second-Priority Agent or any Indenture Secured Party and without any action by any Second-Priority Agent, the Company or any other Grantor; provided, that such amendment, waiver or consent does not impose additional obligations on the Second Priority Agent, permit liens on the Common Collateral not permitted by the Notes Indenture or materially adversely affect the rights of the Indenture Secured Parties or the interests of the Indenture Secured Parties in the Noteholder Collateral (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Noteholder Collateral Document). The First-Lien Agent shall give written notice of such amendment, waiver or consent to the Second-Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Noteholder Collateral Document as set forth in this Section 5.3(b).
          (c) Until the Discharge of Senior Lender Claims has occurred, no Noteholder Collateral Document may be amended, supplemented or otherwise modified if such amendment, supplement or modification would result in a default under the Senior Lender Documents, increase the obligations of any Grantor thereunder or confer additional rights to the Second-Priority Agent or the holders of the notes in a manner materially adverse to the interests of the First-Lien Agent or the Senior Lenders, without the prior written consent of the First-Lien Agent.
          5.4. Rights As Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second-Priority Agents and the Indenture Secured Parties may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the Noteholder Claims in accordance with the terms of the applicable Noteholder Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second-Priority Agent or any Indenture Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by any Second-Priority Agent or any Indenture Secured Party of rights or remedies as a secured creditor in respect of Common Collateral in contravention of this Agreement of any Lien in respect of Noteholder Claims held by any of them. In the event any Second-Priority Agent or any Indenture Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Noteholder Claims or otherwise, such judgment or other lien shall be subordinated to the Liens securing Senior Lender Claims on the same basis as the other Liens securing the Second-Priority Claims are so subordinated to such Liens securing Senior Lender Claims under this

Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Agent or the Senior Lenders may have with respect to the Senior Lender Collateral.
          5.5. First-Lien Agent as Gratuitous Bailee for Perfection.
          (a) The First-Lien Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Noteholder Collateral Agreements, subject to the terms and conditions of this Section 5.5.
          (b) The First-Lien Agent agrees to hold the Deposit Account Collateral that is part of the Common Collateral and controlled by the First-Lien Agent as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Noteholder Collateral Agreements, subject to the terms and conditions of this Section 5.5.
          (c) In the event that the First-Lien Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Lien Agent agrees to hold such Liens as gratuitous bailee for each Second-Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Noteholder Collateral Agreements, subject to the terms and conditions of this Section 5.5.
          (d) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Lender Claims has occurred, the First-Lien Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lender Documents as if the Liens under the Noteholder Collateral Documents did not exist. The rights of the Second-Priority Agents and the Indenture Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.
          (e) The First-Lien Agent shall have no obligation whatsoever to any Second-Priority Agent or any Indenture Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First-Lien Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee for each Second-Priority Agent for purposes of perfecting the Lien held by the Indenture Secured Parties.
          (f) The First-Lien Agent shall not have by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second-Priority Agent or any Indenture Secured Party and the Second-Priority Agents and the Indenture Secured Parties hereby waive and release the First-Lien Agent from all claims and liabilities arising pursuant to the First-Lien Agent’s role under this Section 5.5, as agent and gratuitous bailee with respect to the Common Collateral.

          (g) Upon the Discharge of Senior Lender Claims, the First-Lien Agent shall deliver to the Second-Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and the Deposit Account Collateral (if any) together with any necessary endorsements (or otherwise allow the Second-Priority Designated Agent to obtain control of such Pledged Collateral and Deposit Account Collateral) or as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Lien Agent for loss or damage suffered by the First-Lien Agent as a result of such transfer except for loss or damage suffered by the First-Lien Agent as a result of its own willful misconduct, gross negligence or bad faith. The First-Lien Agent has no obligation to follow instructions from any Second-Priority Agent in contravention of this Agreement.
          (h) Neither the First-Lien Agent nor the Senior Lenders shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First-Lien Agent or the Senior Lenders under the Credit Agreement or the Senior Collateral Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
          Section 6. Insolvency or Liquidation Proceedings.
          6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second-Priority Agent, on behalf of itself and each Indenture Secured Party, agrees that it will raise no objection to and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.2) and, to the extent the Liens securing the Senior Lender Claims under the Credit Agreement are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to Liens securing Senior Lender Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Lender Claims made by the First-Lien Agent or any holder of Senior Lender Claims, (c) any lawful exercise by any holder of Senior Lender Claims of the right to credit bid Senior Lender Claims at any sale in foreclosure of Common Collateral, (d) any other request for judicial relief made in any court by any holder of Senior Lender Claims relating to the lawful enforcement of any Lien on Common Collateral or (e) any order relating to a sale of assets of any Grantor for which the First-Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Lender Claims and the Noteholder Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Lender Collateral rank to the Liens securing the Noteholder Collateral in accordance with this Agreement, provided that nothing in this Section prohibits an Second-Priority Agent or any Indenture Secured Party from (A) objecting to any DIP Financing that purports to describe or require any provision or content of a plan or reorganization; or (B) objecting to any DIP Financing or use of cash collateral (including requesting “adequate protection”) if (x) such financing or cash collateral is not subject to the terms of this Agreement, (y) the Second-Priority Agent, on behalf of the holders of the Notes, does not retain a Lien on the Common Collateral (including the proceeds thereof arising after the commencement of such Insolvency or Liquidation Proceeding) wit the same priority as existed prior to such commencement of such Insolvency or Liquidation Proceeding subject to any Lien granted in connection with such DIP Financing or use of cash collateral or (z) the Second-Priority Agent, on behalf of the holders of the Notes, does not receive a replacement Lien on post-petition assets to the same extent granted to the Senior Lenders with the same priority as existed prior the commencement of the Insolvency or Liquidation Proceeding.
          6.2. Adequate Protection. Each Second-Priority Agent, on behalf of itself and each Indenture Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First-Lien Agent or the Senior Lenders for adequate protection or (b) any objection by the First-Lien Agent or the Senior Lenders to any motion, relief, action or proceeding based on the First-Lien Agent’s or the Senior Lenders’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second-Priority Agent, on behalf of itself and any Indenture Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Lender Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Noteholder Claims are so subordinated to the Liens securing Senior Lender Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second-Priority Agent, on behalf of itself or any Indenture Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Priority Agent, on behalf of itself or each such Indenture Secured Party, agrees that the First-Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be subordinated to the Liens on such collateral securing the Senior Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Lenders as adequate protection on the same basis as the other Liens securing the Noteholder Claims are so subordinated to such Liens securing Senior Lender Claims under this Agreement.
          6.3. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.

          Section 7. Reliance; Waivers; etc.
          7.1. Reliance. The consent by the Senior Lenders to the execution and delivery of the Noteholder Documents to which the Senior Lenders have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lenders to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement.
          7.2. No Warranties or Liability. The Senior Lenders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lender Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Lenders may manage their loans and extensions of credit without regard to any rights or interests that any Second-Priority Agent or any of the Indenture Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First-Lien Agent nor any Senior Lender shall have any duty to any Second-Priority Agent or any Second-Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Noteholder Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Intercreditor Agreement, the First-Lien Agent, the Senior Lenders, the Second-Priority Agents and the Indenture Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Lender Claims, the Noteholder Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Intercreditor Agreement.
          7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the Senior Lenders, and the Second-Priority Agents and the Indenture Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any Senior Lender Documents or any Noteholder Documents;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Lender Document or of the terms of the Notes Indenture or any other Noteholder Document;
          (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lender Claims or Noteholder Claims or any guarantee thereof;

          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
          (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the Senior Lender Claims, or of any Second-Priority Agent or any Indenture Secured Party in respect of this Agreement.
          Section 8. Miscellaneous.
          8.1. Second Lien Purchase Right.
          (a) One or more holders of the Notes (or their applicable designees) shall have the option, exercisable at any time during each Second Lien Option Period, by providing written notice (the “Exercise Notice”) to the First-Lien Agent, to purchase from the Senior Lenders, 100% (but not less than 100%) of the right, title and interest of the Senior Lenders under and with respect to the Senior Lender Documents, other than any rights to indemnification that any Senior Lender may have against any Grantor (all such purchased rights, titles and interests described, the “Purchased Rights”). Upon receipt by the First-Lien Agent of an Exercise Notice, the holders of the Notes providing such notice will be irrevocably committed to acquire the Purchased Rights on the terms and conditions set forth in this Section 8.1.
          (b) The Exercise Notice shall set forth the date and location where such purchase under this Section will be consummated, such date not to be more than thirty (30) Business Days after the date the Exercise Notice has been delivered to the First-Lien Agent. On the date specified by such holders of the Notes in such notice, the First-Lien Agent and the Senior Lenders (collectively, the “Selling Claimholders”) shall sell such Purchased Rights to such holders of the Notes exercising such option, and such holders shall purchase such Purchased Rights from the Selling Claimholders without the prior written consent of the Company, any other Grantor or other Person.
          (c) Upon the date of such purchase and sale, the holders of the Notes that have exercised such option shall pay to the Senior Lenders as the purchase price for the Purchased Rights under and with respect to the Senior Lender Documents, a purchase price (the “Purchase Price”) equal to the sum of the Obligations in respect of the First-Lien Indebteness on such date, including without limitation (1) principal, interest accrued and unpaid thereon, and any unpaid fees (but not any premium) to the extent earned or due and payable in accordance with the Senior Lender Documents, (2) any un-reimbursed obligations in respect of letters of credit owing to the Senior Lenders (which may be satisfied by providing cash collateralization of the reimbursement obligations in respect of undrawn letters of credit in an amount equal to 100% thereof, or delivering to the First-Lien Agent back-to-back letters of credit in form and substance and from an issuer reasonably satisfactory to the First-Lien Agent), and (3) all expenses to the extent earned or due and payable in accordance with the Senior Lender Documents. Such Purchase Price shall be remitted by wire transfer in federal funds to such bank account of the First-Lien Agent, for the ratable accounts of the Senior Lenders, as the First-Lien Agent may designate in writing to such holders of the Notes for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by holders of the Notes that have exercised such option to the bank account designated by the

First-Lien Agent are received in such bank account prior to 1:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by such holders of the Notes to the bank account designated by the First-Lien Agent are received in such bank account later than 1:00 p.m., New York City time, on such Business Day.
          (d) At the closing of such purchase and sale, the First-Lien Agent shall deliver to such holders of the Notes (or their designee), such instruments and documents as may be necessary to (x) transfer and assign to and vest in the purchasing holders of the Notes all of the Purchased Rights, (y) provide for the assumption by the purchasing holders of the Notes of the Senior Lenders’ remaining obligations under the Senior Lender Documents, and (z) comply with all the requirements of the Senior Lender Documents.
          (e) Any sale by the Selling Claimholders under this Section shall be without recourse and without any representation or warranty by any such Selling Claimholder, except that each such Selling Claimholder will severally represent and warrant: (i) the amount of the obligations, being sold by it, (ii) that such Selling Claimholder has not created any Lien on any right, title or interest being sold by it and (iii) that such Selling Claimholder has the right to assign the rights, title and interests, being assigned by it and its assignment is duly authorized.
          (f) No Selling Claimholder shall sell or otherwise assign or transfer or grant any participation in all of any portion of its right, title and interests under the Senior Lender Documents without obtaining the acknowledgment of the assignee, transferee or participant that such right, title and interest will remain subject to this Section following such assignment, transfer or participation.
          (g) Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed that once the Exercise Notice has been delivered to the First-Lien Agent in accordance with the terms of this Section, the Senior Lenders shall discontinue any exercise of any remedies relating to the Common collateral then commenced and shall be precluded from exercising (or directing the First-Lien Agent to exercise) any action pending the consummation of the sale of the interests pursuant to this Section unless the purchase and sale of the Purchased Right shall fail to be completed within thirty days.
          8.2. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Lender Document or any Noteholder Document, the provisions of this Agreement shall govern.
          8.3. Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the Discharge of Senior Lender Claims shall have occurred or such later time as all the Obligations in respect of the Noteholder Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Lenders may continue, at any time and without notice to each Second-Priority Agent or any Indenture Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting Senior Lender Claims, except to the extent limited by the Noteholder Documents. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          8.4. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Second-Priority Agent or the First-Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected.
          8.5. Information Concerning Financial Condition of the Company and the Subsidiaries. The First-Lien Agent and the Senior Lenders shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers and/or guarantors of the Noteholder Claims or the Senior Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Senior Lender Claims. The First-Lien Agent, the Senior Lenders, each Second-Priority Agent and the Indenture Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the First-Lien Agent, any Senior Lender, any Second-Priority Agent or any Indenture Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the First-Lien Agent, the Senior Lenders, the Second-Priority Agents and the Indenture Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lender Claims as the Senior Lenders, in their sole discretion, deem appropriate, consistent with the terms of the Senior Lender Documents. Except as otherwise provided herein, each Second-Priority Agent, on behalf of itself and each applicable Indenture Secured Party, assents to any such extension or postponement of the time of payment of the Senior Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.
          8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
          8.8. Notices. All notices to the Indenture Secured Parties and the Senior Lenders permitted or required under this Agreement may be sent to the Trustee, the First-Lien Agent or any Second-Priority Agent as provided in the Notes Indenture, the Credit Agreement, the other relevant Senior Lender Document or the relevant Noteholder Document, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The First-Lien Agent hereby agree to promptly notify each Second-Priority Agent upon payment in full in cash of all Indebtedness under the applicable Senior Lender Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).
          8.9. Further Assurances. Each of the Second-Priority Agents, on behalf of itself and each applicable Indenture Secured Party, and the First-Lien Agent, on behalf of itself and each Senior Lender, agrees that each of them shall take such further action and shall execute and deliver to the First-Lien Agent and the Senior Lenders such additional documents and instruments (in recordable form, if requested) as the First-Lien Agent or the Senior Lenders may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
          8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
          8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Agent, the Senior Lenders, the Second-Priority Agents, the Indenture Secured Parties, the Company, the Company’s Subsidiaries party hereto and their respective permitted successors and assigns.
          8.12. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

          8.13. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.
          8.14. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The First-Lien Agent represents and warrants that this Agreement is binding upon the Senior Lenders. The Trustee represents and warrants that this Agreement is binding upon the Indenture Secured Parties.
          8.15. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Lender Claims and Noteholder Claims. No other Person shall have or be entitled to assert rights or benefits hereunder.
          8.16. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
          8.17. First-Lien Agent and Second-Priority Agent. It is understood and agreed that (a) PNC is entering into this Agreement in its capacity as collateral agent under the Credit Agreement and the provisions of Article XIV of the Credit Agreement applicable to PNC as administrative agent thereunder shall also apply to PNC as First-Lien Agent hereunder, (b) Wells Fargo Bank, National Association is entering in this Agreement in its capacity as Trustee, and shall be entitled to all of the rights to and protections afforded to it under the Notes Indenture, including without limitation, the provisions of Article Seven thereof, in the performance of its duties hereunder and under any other agreement to which reference is made herein, and such terms of the Indenture shall prevail over any terms hereof or thereof to the extent of any conflict of such terms.
          8.18. Relative Rights. (a) Except as provided in Section 8.17, in the event of a conflict between the terms of this Agreement and the terms of any Noteholder Document, the terms of this Agreement shall govern and (b) Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b) and 8.18(a)), nothing in this Agreement is intended to or will (i) amend, waive or otherwise modify the provisions of the Credit Agreement, the Notes Indenture or any other Senior Lender Documents or Noteholder Documents entered into in connection with the Credit Agreement, the Notes Indenture or any other Senior Lender Document or Noteholder Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Documents entered into in connection with the Credit Agreement, the Notes Indenture or any other Noteholder Documents, (ii) change the relative priorities of the Senior Lender Claims or the Liens granted under the Senior Lender Documents on the Common Collateral (or any

other assets) as among the Senior Lenders, (iii) otherwise change the relative rights of the Senior Lenders in respect of the Common Collateral as among such Senior Lenders or (iv) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Lender Document entered into in connection with the Credit Agreement, the Notes Indenture or any other Noteholder Documents.
          8.19. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Notes Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Lenders as are needed under the terms of the Credit Agreement to approve such amendment or modification.
          8.20. Supplements. Upon the execution by any Subsidiary of Company of a supplement hereto in form and substance satisfactory to the First-Lien Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.
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          IN WITNESS WHEREOF, the parties hereto have executed as of the date first above written.

GEOKINETICS INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President and Chief Financial Officer

GEOKINETICS HOLDINGS, INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

QUANTUM GEOPHYSICAL, INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

GEOPHYSICAL DEVELOPMENT CORPORATION
By
	Name:	Scott A. McCurdy
	Title:	Vice President

TRACE ENERGY SERVICES, INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

GRANT GEOPHYSICAL, INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

GRANT GEOPHYSICAL CORP.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

GRANT GEOPHYSICAL (INT’L), INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President

ADVANCED SEISMIC TECHNOLOGY, INC.
By
	Name:	Scott A. McCurdy
	Title:	Vice President